FIRST AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT

This First Amendment to Membership Interest Purchase Agreement (the "Amendment") is effective as of November 22, 2018 ("Effective Date"), by and among CW Heights at Meridian Apartments, LP, a Delaware limited partnership (the "Property Owner"), CROP Revolver, LLC, a Delaware limited liability company (the "Equity Seller") and CW Heights at Meridian JV, LLC, a Delaware limited liability company (the "Purchaser").

RECITALS

A. The parties entered into that certain Membership Interest Purchase Agreement, effective November 8, 2018 ("Agreement").

B. The parties desire to extend the Inspection Period set forth in the Agreement.

AGREEMENT

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Inspection Period. Section 1.2.11 is hereby amended and restated in its entirety, as follows:

   "1.2.11 Inspection Period: The period beginning on the Effective Date and ending December 11, 2018."

2. Effect of this Amendment. Except as expressly modified in this Amendment, the Agreement shall continue in full force and effect according to its terms and Seller and Buyer hereby ratify and affirm all their respective rights and obligations under the Agreement. In the event any term or provision contained herein conflicts with the Agreement, the terms of this Amendment shall control.

3. Counterparts; Facsimile and Electronic Signatures. Signatures generated by facsimile or electronic transmission appearing hereon shall be deemed an original. This Amendment may be executed simultaneously on two or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGES]

"EQUITY SELLER"

CROP REVOLVER, LLC, a Delaware limited liability company its sole member

By: /s/ Gregg Christensen
Name: Gregg Christensen
Title: Executive Vice President

"PROPERTY OWNER"

CW HEIGHTS AT MERIDIAN APARTMENTS, LP a Delaware limited partnership

By: CW HEIGHTS AT MERIDIAN GP, LLC, a Delaware limited liability company its General Partner

By: CROP REVOLVER, LLC, a Delaware limited liability company its sole member

By: /s/ Gregg Christensen
Name: Gregg Christensen
Title: Executive Vice President

"PURCHASER"
CW HEIGHTS AT MERIDIAN JV, LLC,
a Delaware limited liability company

Member:

Cottonwood Multifamily REIT II O.P., LP, a Delaware limited partnership

By: CW Multifamily REIT II GP, LLC, a Delaware limited liability company, its general partner

By: Cottonwood Multifamily REIT II, Inc., a Maryland corporation, its sole member

By: ______________________________
Name: Gregg Christensen
Title: Executive Vice President

Member:

CW Heights at Meridian H, LLC, a Delaware limited liability company

By: Cottonwood Residential O.P., LP, a Delaware limited partnership, its sole member

By: Cottonwood Residential II, Inc., a Maryland corporation its general partner

By: ______________________________
Name: Gregg Christensen
Title: Executive Vice President